EXHIBIT 23.1 - CONSENT


CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the incorporation by reference in the Registration Statement No. 333-31536 of Monarch Services, Inc. on Form S-8 of our report dated June 15, 2001, appearing in the Annual Report on Form 10-KSB of Monarch Services, Inc. for the year Ended April 30, 2001.

Stegman & Company
Baltimore, Maryland

July 30, 2001